 Exhibit 99.1

News Release

Brekford Announces Extension of Exclusivity Period Associated with Proposed Sale of Vehicle Services Business to LB&B Associates

- Exclusivity provision extended to February 1, 2017 -

HANOVER, Maryland – January 20, 2017 – Brekford Corp. (OTCQX: BFDI), a leading public safety and security technology service provider of fully integrated automated traffic safety enforcement (“ATSE”) solutions, parking and traffic enforcement solutions, and an end-to-end suite of technology solutions for public safety vehicles and mobile workers, announced today that it has agreed to extend the exclusivity period associated with the non-binding letter of intent (“LOI”) to sell its vehicle services business to LB&B Associates Inc.

The LOI, which was entered into on December 23, 2016, contained an exclusivity provision through January 20, 2017, during which time the Company has agreed it will not solicit, negotiate, entertain or accept any third-party proposals regarding the acquisition of the subject assets. The Company extended the exclusivity provision through February 1, 2017 in order to provide additional time for both parties to complete negotiation of definitive agreements and to obtain approval by respective boards of directors of LB&B and the Company.

About Brekford Corp.

Brekford Corp. provides state-of-the art public safety technology and automated traffic enforcement solutions to municipalities, the U.S. military, various federal entities and other public safety agencies throughout the United States. Its services include automated speed and red light camera enforcement programs, parking enforcement solutions and an end-to-end suite of technology and equipment for public safety vehicle upfitting. Brekford's combination of upfitting services, cutting-edge technology, and automated traffic enforcement services offers a unique 360-degree solution for law enforcement agencies and municipalities.

The Company is headquartered in Hanover, Maryland, and its common stock is traded on the OTC Markets under the symbol "BFDI." Additional information on Brekford can be accessed online at www.brekford.com.

About LB&B Associates Inc.

LB&B Associates Inc. is a diversified services company operating in over twenty-five states, the District of Columbia, and overseas locations. Its services include facilities management, operations and maintenance, logistics support, simulation systems support and training, base operations support, and commercial support. More than 1,300 associates nationwide provide a broad range of services to federal agencies, state governments, commercial businesses, the military, NATO, hospitals, churches, research centers, and educational facilities. Key customers include the U.S. Navy, Air Force, Army, Marine Corps, GSA, National Archives, HHS, and DHS.

LB&B is headquartered in Columbia, Maryland. Additional information can be accessed online at www.lbbassociates.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of that term in Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "anticipate," "expect," "project," "intend," "plan," "believe," "target," "aim," "should," and words and terms of similar substance and any financial projections used in connection with any discussion of future plans, strategies, objectives, actions, or events identify forward-looking statements. Forward-looking statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. These statements are based on the beliefs of our management as well as assumptions made by and information currently available to us and reflect our current views concerning future events. As such, they are subject to risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: the risk that any projections, including earnings, revenues, expenses, synergies, margins or any other financial items that form the basis for management's plans and assumptions are not realized; a reduction in industry profit margin; requirements or changes affecting the business in which we are engaged; our ability to successfully implement new strategies; operating hazards; competition and the loss of key personnel; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; changing legislation and regulatory environments; and the general volatility of the market prices of our securities and general economic conditions. Readers are referred to the documents filed by Brekford Corp. with the SEC, specifically the Company's most recent reports filed on Form 10-K and Forms 10-Q, which further identify important risks, trends and uncertainties which could cause actual results to differ materially from the forward-looking statements in this press release. Brekford Corp. expressly disclaims any obligation to update any forward-looking statements.

Company contact:
Rod Hillman, President and COO
(443) 557-0200
investors@brekford.com